TBS INTERNATIONAL LIMITED & SUBSIDIARIES                EXHIBIT 21.1

TBS International Limited (Bermuda)
Westbrook Holdings Ltd And Its Subsidiaries (Marshall Islands)
Ablemarle Maritime Corp. - Mohawk Princess
Amoros Maritime Corp.. - Hopi Princess
Arden Maritime Corp. - Tayrona Princess
Avon Maritime Corp. - Wichita Belle
Bedford Maritime Corp. -Apache Maiden
Beekman Shipping Corp. - Laguna Belle
Birnham Maritime Corp. - Sioux Maiden
Brighton Maritime Corp. - Kickapoo Belle
Bristol Maritime Corp. - Tuscarora Belle
Chatham Maritime Corp. - Zuni Princess
Chester Shipping Corp. - Tamoyo Maiden
Claremont Shipping Corp. - Arapaho Belle
Columbus Maritime Corp. - Seneca Maiden
Cumberland Navigation Corp. - Fox Maiden
Darby Navigation Corp. - Nyack Princess
Dover Maritime Corp. - Aztec Maiden
Dyker Maritime Corp. - Caribe Maiden
Elrod Shipping Corp. - Nanticoke Belle
Exeter Shipping Corp. - Alabama Belle
Fairfax Shipping Corp. - Seminole Princess
Frankfort Maritime Corp. - Shawnee Princess
Glenwood Maritime Corp. - Miami Maiden
Grainger Maritime Corp. - Ottawa Princess
Hancock Navigation Corp. - Kiowa Princess
Hansen Shipping Corp. - Ainu Princess
Hari Maritime Corp. - Navajo Princess
Hartley Navigation Corp.- Canarsie Princess
Henley Maritime Corp. - Tuckahoe Maiden
Hudson Maritime Corp. - Chesapeake Belle
Jessup Maritime Corp.- Savannah Belle
Lancaster Maritime Corp. - Mohave Maiden
Leaf Shipping Corp. - Management Company
Montrose Maritime Corp. - Yakima Princess
Oldcastle Shipping Corp. - Taino Maiden
Pacific Rim Shipping Corp. - Philippine
Prospect Navigation Corp. - Inca Maiden
Quentin Navigation Corp.- Houma Belle
Rector Shipping Corp. - Siboney Belle
Remsen Navigation Corp. - Maori Maiden
Sheffield Maritime Corp. - Manhattan Princess
Sherman Maritime Corp. - La Jolla Belle
Sherwood Shipping Corp.- Zia Belle
Sterling Shipping Corp. - Biloxi Belle
Stratford Shipping Corp. - Iroquois Maiden
Vedado Maritime Corp. - Tupi Maiden
Vernon Maritime Corp. - Mohegan Princess
Whitehall Marine Transport Corp. - Cherokee Princess
Windsor Maritime Corp. - Shinnecock Belle
Yorkshire Shipping Corp.- Oneida Princess
Argyle Maritime Corp. - Rockaway Belle (New Vessel Building)
Caton Maritime Corp. - Dakota Princess ( New Vessel Building)
Dorchester Maritime Corp. (New Vessel Building)
Longwoods Maritime Corp. (New Vessel Building)
Mchenry Maritime Corp. (New Vessel Building)
Sunswyck Maritime Corp. (New Vessel Building)
Transworld Cargo Carriers Sa (Marshall Islands)
TBS Worldwide Services, Inc (Marshall Islands)
TBS African Ventures Limited
GMTBS Africa line, Ltd (Hong Kong - 50%)
TBS Eurolines, Ltd
TBS Latin America Liner, Ltd
TBS Middle East Carriers, Ltd
TBS North America Liner, Ltd
TBS Ocean Carriers, Ltd
TBS Pacific Liner, Ltd
Mercury Marine Ltd. (Formerly TBS Logistics Ltd) (Marshall Islands)
Roymar Ship Management, Inc (New York)
TBS Shipping Services Inc (New York)
Compass Chartering Corp. (New York)
Azalea Shipping & Chartering Inc (New York)
TBS US Enterprises LLC (Delaware)
TBS Energy Logistics (Delaware)
TBS Logistics Incorporated (Texas)
TBS Warehouse & Equipment Holdings Ltd. (Marshall Islands)
TBS Warehouse & Distribution Group Ltd(Marshall Islands)
Panamerican Port Services SAC (50% ownership)
TBS Mining Limited (Marshall Islands)
GAT-TBS Consorcio S.A. (50% ownership)
TBSI New Ship Development Corp. (Marshall Islands)